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                                                      Exhibit C

                       NEES GLOBAL, INC.
                    Statement of Cash Flows
         For the Twelve Months Ended September 30, 1998
               (Unaudited, Subject to Adjustment)
                     (thousands of dollars)

Operating Activities:

 Net loss                                                       $(1,370)
 Adjustments to reconcile net loss to
   net cash provided by operating
   activities:
   Depreciation                                                     393
   Loss on investment in UUDSI and HG                             1,009
   (Increase)/decrease in other current assets                     (723)
   (Increase)/decrease in accounts receivable                      (316)
   Increase/(decrease) in accounts payable                          (54)
   Increase/(decrease) in other current liabilities                  82
   Other, net                                                       183
                                                                -------
Net cash used in operating activities                           $  (796)
                                                                =======

Investing Activities:

 Fixed asset expenditures                                      $(12,978)
 Investment in HydroServ Group, LLC                                (150)
 Investment in AllEnergy Marketing Co., LLC                        (614)
 Investment in New England Water Heater Co., Inc.                (4,228)
                                                               --------
Net cash used in investing activities                          $(17,970)
                                                               ========
Financing Activities:

 Subordinated notes payable to parent-net                       $15,177
 Capital contribution from parent                                 4,353
                                                                -------
Net cash provided by financing activities                       $19,530
                                                                =======
Net increase/(decrease) in cash and cash equivalents            $   764
Cash and cash equivalents at beginning of period                    126
                                                                -------
Cash and cash equivalents at end of period                      $   890
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